Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter

Nuveen Investment Funds, Inc.
811-05309


Attached please find as an exhibit under Sub-Item 77Q1(a) of Form N-SAR a copy of the Articles of Amendment to Amended and Restated
Articles of Incorporation of First American
Investment Funds, Inc., containing a description of changing the name of the corporation, First
American Investment Funds, Inc. to Nuveen
Investment Funds, Inc., effective April 4, 2011.

In addition, Articles Supplementary were filed as
Exhibit 99.A.18, under 485A POS, on October
29, 2010, accession number 0000950123-10-
098095.